UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 29, 2007

APPLEBEE’S INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-17962	43-1461763
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4551 W. 107th Street, Overland Park, Kansas		66207
(Address of Principal Executive Offices)		(Zip Code)

(913) 967-4000

Registrant’s telephone number, including area code

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.                                          Termination of a Material Definitive Agreement.

In connection with the Merger (as defined below), on November 29, 2007, Applebee’s International, Inc., a Delaware corporation (“Applebee’s”), repaid in full all outstanding loans and advances under the 5-Year Revolving Credit Agreement, dated as of December 18, 2006 (the “Credit Agreement”), among Applebee’s, JPMorgan Chase Bank, National Association, as swing administrative agent, and Bank of America, N.A., the Bank of Tokyo-Mitsubishi UFJ, Ltd., Chicago Branch, and Citibank, N.A., as syndication agents. No penalties were paid in connection with such repayments.

The description of the Credit Agreement set forth on Applebee’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on December 20, 2006 is incorporated herein by reference.

Item 2.01.              Completion of Acquisition or Disposition of Assets.

On November 29, 2007, pursuant to the Agreement and Plan of Merger, dated as of July 15, 2007 (the “Merger Agreement”), among IHOP Corp., a Delaware corporation (“IHOP”), CHLH Corp., a Delaware corporation and a wholly owned subsidiary of IHOP (“Merger Sub”), and Applebee’s, Merger Sub merged with and into Applebee’s (the “Merger”), with Applebee’s continuing as the surviving corporation and becoming a wholly owned subsidiary of IHOP.

Pursuant to the Merger Agreement, each share of common stock of Applebee’s, par value $0.01 per share (the “Common Stock”), issued and outstanding immediately prior to the effective time of the Merger (other than treasury shares, shares held by IHOP, Merger Sub or any subsidiary of Applebee’s, and shares with respect to which appraisal rights are perfected in accordance with Section 262 of the Delaware General Corporation Law) was converted into the right to receive $25.50 in cash, without interest (the “Merger Consideration”). The total transaction value (including transaction costs and expenses) was approximately $2.1 billion.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As part of the financing for the Merger, on November 29, 2007, subsidiaries of Applebee’s completed a securitization transaction, including the issuance of the following four classes of fixed rate notes:

•              $675 million of Class A-2-II-A Senior Notes that have the benefit of a financial guaranty insurance policy covering payment of interest when due and payment of principal at the applicable legal final maturity date. These notes have an expected life of approximately five years, with a legal maturity of 30 years.

•              $650 million of Class A-2-II-X Senior Notes, which do not have the benefit of a financial guaranty insurance policy. These notes have an expected life of approximately five years, with a legal maturity of 30 years.

•              $350 million of Class A-2-I Senior Notes, which do not have the benefit of a financial guaranty insurance policy. These notes have an expected life of approximately six months, with a legal maturity of 30 years.

•              $119 million of Class M-1 Subordinated Notes, which do not have the benefit of a financial guaranty insurance policy. These notes have an expected life of approximately four years, with a legal maturity of 30 years.

The Applebee’s securitization also includes a revolving credit facility of up to $100 million of variable funding notes issued in two classes, with each drawdown allocated between the two classes on a pro rata basis. Variable funding notes of up to $30 million have the benefit of a financial guaranty insurance policy covering payment of interest when due and payment of principal at the legal final maturity date. Variable funding notes of up to $70 million do not have the benefit of a financial guaranty insurance policy. Approximately $75 million of variable funding notes were drawn at closing on November 29, 2007.

All of the notes issued in the Applebee’s securitization were issued by indirect subsidiaries of Applebee’s that hold substantially all of the intellectual property and franchising assets of the Applebee’s system and a certificate representing the right to receive a portion of the weekly residual cash flow remaining in a securitization by certain subsidiaries of IHOP Corp. The servicing and repayment obligations related to these notes and certain ongoing fees and expenses, including the premiums payable to the financial guaranty insurance company, are solely the responsibility of these subsidiaries. Neither IHOP Corp., which is the ultimate parent of each of the subsidiaries involved in the securitization, nor Applebee’s, has guaranteed or is in any other way liable for the obligations of the subsidiaries involved in the securitization, including the notes, and any other obligations of such subsidiaries incurred in connection with the issuance of the notes.

All of the notes issued in the Applebee's securitization were issued pursuant to an indenture, dated as of November 29, 2007, by and among Applebee's Enterprises LLC, Applebee's IP LLC, Applebee’s Restaurants North LLC, Applebee’s Restaurants Mid-Atlantic LLC, Applebee’s Restaurants West LLC, Applebee’s Restaurants Vermont, Inc., Applebee’s Restaurants Texas LLC, Applebee’s Restaurants Inc., collectively, as co-issuers (“Co-Issuers”), and Wells Fargo Bank, National Association, as trustee (the “Indenture Trustee”), and the related Series 2007-1 Supplement dated as of November 29, 2007.  The notes were sold pursuant to (i) the Purchase Agreement, dated as of November 29, 2007, by and among the Co-Issuers and the initial purchaser and (ii) the Class A-1 Note Purchase Agreement, dated as of November 29, 2007, among the Co-Issuers, Applebee's Services, Inc., and certain conduit investors and financial institutions. The securitized assets in the Applebee's securitization will be serviced by Applebee's Services, Inc. pursuant to the Servicing Agreement, dated as of November 29, 2007 by and among the Co-Issuers, Applebee's Franchising LLC, Applebee's International Inc., Applebee's Services, Inc., Assured Guaranty Corp. and the Indenture Trustee. Neither Applebee's International nor IHOP Corp. will be guarantors of the obligations of the co-issuers under the indenture and the notes.

The weighted average interest rate on all of the above securitized notes, exclusive of amortization costs associated with the completion of the transactions, is 7.2004%. Taking into account fees and expenses, excluding the interest rate swap transaction, associated with the securitization transactions, a portion of which will be amortized as additional non-cash interest expense over a five-year period, which is the expected life of the notes, the weighted average effective interest rate for the securitized notes is 8.5139%.

Item 3.01.              Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, Applebee’s notified the NASDAQ Stock Market (“NASDAQ”) on November 29, 2007 that each outstanding share of Common Stock (except as described in Item 2.01 above) was converted in the Merger into the right to receive $25.50 in cash, without interest, as set forth in Item 2.01 hereof which is incorporated herein by reference, and requested that NASDAQ file a Form 25 with the Commission to strike the shares of Common Stock from listing and registration thereon. In addition, Applebee’s has filed with the Commission a Form 15 to deregister the shares of Common Stock under Sections 12(b) and 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to suspend the reporting obligations of Applebee’s under Sections 13 and 15(d) of the Exchange Act.

Item 3.03.              Material Modification to Rights of Security Holders.

Pursuant to the Merger Agreement and in connection with the consummation of the Merger, each outstanding share of Common Stock (except as described in Item 2.01 above) was converted in the Merger into the right to receive $25.50 in cash, without interest. See the disclosure regarding the Merger and the Merger Agreement under Item 2.01 hereof for additional information.

Item 5.01.              Changes in Control of Registrant.

As a result of the Merger, Applebee’s became a wholly owned subsidiary of IHOP. See the disclosure regarding the Merger and the Merger Agreement under Item 2.01 hereof for additional information.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective upon completion of the Merger, on November 29, 2007, all of the directors of Applebee’s voluntarily resigned from its board of directors. At the effective time of the Merger, the board of directors included the following individuals: Lloyd L. Hill, Erline Belton, Gina R. Boswell, Richard C. Breeden, Douglas R. Conant, D. Patrick Curran, David L. Goebel, Eric L. Hansen, Laurence E. Harris, Jack P. Helms, Steven K. Lumpkin, Rogelio Rebolledo, Burton M. Sack and Michael A. Volkema. Pursuant to the terms of the Merger Agreement, the directors of Merger Sub became the directors of the Company immediately after the effective time of the merger.

In connection with the closing of the Merger, on November 29, 2007, David L. Goebel, Applebee’s President and Chief Executive Officer, and Steven K. Lumpkin, Applebee’s Executive Vice President, and Chief Financial and Strategy Officer, departed Applebee’s.

Item 5.03.              Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the consummation of the Merger and in accordance with the terms of the Merger Agreement, Applebee’s Certificate of Incorporation, as amended, and Amended and Restated Bylaws were amended, effective November 29, 2007, so that they read the same as the certificate of incorporation and bylaws of Merger Sub as in effect immediately prior to the effective time of the Merger, except that Article First of the certificate of incorporation reads as follows: “The name of the Corporation is Applebee’s International, Inc.” Copies of the Amended

Certificate of Incorporation and Amended and Restated Bylaws of the Company are attached as Exhibits 3.1 and 3.2 hereto and are incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

(d)                           Exhibits.

Exhibit No.	Description

3.1	Amended Certificate of Incorporation of Applebee’s International, Inc.

3.2	Amended and Restated Bylaws of Applebee’s International, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLEBEE’S INTERNATIONAL, INC.

Date: December 4, 2007	By:	/s/ REBECCA R. TILDEN
Rebecca R. Tilden
Vice President, Legal

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended Certificate of Incorporation of Applebee’s International, Inc.

3.2	Amended and Restated Bylaws of Applebee’s International, Inc.